UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 14, 2014

_____________________

 VERSO PAPER CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address of principal executive offices) (zip code)
(901) 369-4100
(Registrant’s telephone number, including area code)

 _______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 14, 2014, the New York Stock Exchange, or “NYSE,” notified us that it has accepted our plan to regain compliance with the NYSE’s market capitalization continued listing standard. As previously disclosed, the NYSE notified us on December 16, 2013, that we had fallen below the NYSE’s continued listing standard requiring that we maintain an average market capitalization over a consecutive 30 trading-day period of at least $50 million or stockholders’ equity of at least $50 million. As permitted by the NYSE’s rules, we recently submitted to the NYSE a plan to regain compliance with the market capitalization standard. With the NYSE’s acceptance of the plan, we have until February 21, 2015, in which to regain compliance. In the meantime, our common stock will continue to be traded on the NYSE, subject to ongoing monitoring by the NYSE and our compliance with all other applicable NYSE requirements. As of the close of trading on February 14, 2014, our average market capitalization over the prior 30 consecutive trading days was approximately $159 million.
On February 17, 2014, we issued a press release announcing the developments disclosed in this report. A copy of the press release is included as an exhibit to this report.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
The following exhibit is included with this report:

Exhibit
Number	Description

99.1	Press release issued by Verso Paper Corp. on February 17, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2014

VERSO PAPER CORP.

	By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release issued by Verso Paper Corp. on February 17, 2014.